Exhibit 99.2

777 Post Oak Blvd, Suite 500
Houston, Texas 77056
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES FIRST QUARTERLY DIVIDEND

Houston, TX – November 2, 2005 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that the Board of Directors declared an initial quarterly dividend of $0.025 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on December 20, 2005 to shareholders of record at the close of business on November 30, 2005.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 57 locations in 50 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.